                              AMENDED BANKS PLEDGE



         THIS PLEDGE AGREEMENT (this "Agreement") is made and entered into as of August 20, 1996, by JACQUES BENQUESUS, an individual resident in the City of Jerusalem, Israel (the "Pledgor"), in favour of COUTTS & CO AG, NEW YORK BRANCH, a Swiss bank licensed to conduct a banking business in the State of New York (the "Pledgee").


Preliminary Statement.

         A. Simultaneous with the execution and delivery of this Agreement, Pledgee is entering into (i) those certain Loan Agreements of even date herewith with Jacques Benquesus (the "Banks Loan Agreements"), (ii) that certain Loan Agreement of even date herewith with Larry H. Weltman (the "Weltman Loan Agreement") and (iii) that certain Loan Agreement of even date herewith with John M. Wiseman (the "Wiseman Loan Agreement" and together with the Banks Loan Agreements and the Weltman Loan Agreement, the "Loan Agreements"), pursuant to which the Pledgee may hereafter advance monies and make other extensions of credit to each of Jacques Benquesus, Larry H. Weltman and John M. Wiseman (collectively, the "Borrowers") under the respective Loan Agreements.

         B. Simultaneous with the execution and delivery of this Agreement, Jacques Benquesus is entering into that certain limited guarantee of even date herewith with Pledgee (the "Limited Guarantee") whereby Jacques Benquesus guarantees the obligations of each of the Borrowers under the Loan Agreements to the extent set forth therein.

         C. Pledgor is the owner of certain shares of the issued and outstanding capital stock of Gaming Lottery Corporation ("Gaming"), The Instant Publisher Inc. ("TIPI"), and Warp 10 Technologies Inc. (each a "Company" and collectively, the "Companies"), in the amounts listed on Schedule 1 hereto (the securities listed on Schedule 1 are hereinafter referred to as the "Stock").

         D. The Pledgee has required as a condition to the Pledgee's advancement of funds and making of other extensions of credit under the Loan Agreements that Pledgor execute and deliver to Pledgee this Agreement in order to secure the due and punctual performance of and compliance by each of the Borrowers with all obligations, covenants, warranties, undertakings and conditions contained in or arising under each of the Loan Agreements including but not limited to, the full and punctual payment by the Borrowers, when due, whether at the stated due date, by acceleration or otherwise, of any and all, obligations, liabilities, indebtedness and other amounts of every kind arising under the Loan Agreements (whether principal, interest (after as well as before default), fees, premiums or penalties), all amounts in respect of indemnities provided for in the Loan Agreements, and all damages (whether provided for in the Loan Agreements or otherwise permitted by law) in respect of a failure or refusal by any Borrower to make any such payment howsoever created, arising or evidenced, voluntary or involuntary, whether direct or indirect, absolute or contingent, now or hereafter existing or owing to the Pledgee, and Jacques Benquesus' obligations under the Limited Guarantee (all of the foregoing obligations and undertakings are collectively referred to herein as the "Obligations").

         NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the Loan Agreements or otherwise) heretofore, now or hereafter made to or for the benefit of the Borrowers by Pledgee, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

         1. Pledge. Pledgor hereby delivers, other than in respect of 1,916,918 common shares of Gaming and 12,334,974 common shares of TIPI presently held by the Pledgee as security for the Obligations of the Pledgor, pledges and grants security interests to Pledgee in: (a) the Stock accompanied by stock transfer powers of attorney in respect of all of the Stock ("Powers") duly executed in blank, in the form attached hereto as Exhibit 1 and made a part hereof; (b) all dividends and distributions (whether in cash, stock or otherwise) paid or payable on or in respect of the Stock or any of it, including without limitation (i) all dividends and other distributions paid or payable in cash in respect of the Stock or any of it in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus and (ii) cash paid, payable or otherwise distributed in respect of, or in redemption of, or in exchange for, any Stock; (c) the proceeds of disposition of any of the foregoing; (d) every balance of every account which the Pledgor has or shall at any time have with the Pledgee and all moneys, instruments, chattel paper, documents, accounts, contract rights, goods, credits, choses in action, claims, demands and without limitation whatsoever, property of every kind and description including additions, accessions and substitutions which have been or at any time shall be delivered to or be in transit to or from the Pledgee or any of its agents or correspondents or other third party or parties acting on the Pledgee's behalf, by, or for, or for account of, or subject to the order of, the Pledgor, which has come or shall come into the possession, custody or control of the Pledgee in any way or for any purpose whatsoever, whether for safekeeping or otherwise and whether the Pledgee shall accept them for the purposes for which they are delivered to it or not; and (e) the property and interests in property described in Paragraphs 2, 6 and 7 hereof and the proceeds thereof (items (a), (b), (c), (d) and (e) being hereinafter collectively referred to as the "Collateral"), as security for the payment and performance of the Obligations. Pledgor hereby appoints Pledgee as Pledgor's attorney-in-fact to arrange, at Pledgee's option, for the transfer of the Collateral to the name of Pledgee or to the name of Pledgee's nominee and to this end the Pledgor hereby covenants to execute any further endorsements, transfers, conveyances, powers of attorney or other documents that the Pledgee may from time to time reasonably request as may be required to effect transfer of the Collateral or any of it.

         2. After-Acquired Collateral. In the event that the Pledgor receives or becomes entitled to receive, after the date hereof, property and interests that constitute Collateral, then any such Collateral shall be received in trust for the benefit of the Pledgee, shall be segregated from other property of the Pledgor and shall be forthwith delivered over to the Pledgee as Collateral in the same form as so received by the Pledgor (with any necessary endorsements or stock powers required to provide for its transfer in the manner set forth in Paragraph 1 hereof).

         3. Voting Rights. During the term of this Agreement, and so long as there shall not occur or exist an Event of Default under any of the Loan Agreements and as defined in each of the Loan Agreements (hereinafter an "Event of Default"), Pledgor shall have the right to vote the Stock on all corporate questions for all purposes not inconsistent with the terms of this Agreement and any of the Loan Agreements. Pledgee shall be entitled to exercise all voting powers pertaining to the Collateral from and after the occurrence of an Event of Default. Pledgee shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to this Paragraph 3.

         4. Representations, Warranties and Covenants. Pledgor warrants and represents that (a) Pledgor is the beneficial owner of the Banks Pledged Shares (as such term is defined in the Master Agreement between the Pledgee and the Pledgor dated August 19, 1996 (the "Master Agreement")); (b) the Banks Pledged Shares are not subject to any mortgage, lien, pledge, charge, security interest or other encumbrance other than the Security (as such term is defined in the Banks Loan Agreements); (c) that Pledgor has full power and authority to enter into this Agreement; (d) there are no restrictions upon the voting rights associated with any of the Banks Pledged Shares or upon the transfer of any of the Banks Pledged Shares other than those which may appear on the face of the certificates evidencing any of such shares or those which may be imposed by applicable securities laws; (e) there are no warrants or other rights or options issued or outstanding in connection with any of the Banks Pledged Shares; (f) Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer the Banks Pledged Shares free of any liens, claims or encumbrances; and (g) the Powers are duly executed and give Pledgee the authority such Powers purport to confer.

         The Pledgor hereby covenants not to undertake or suffer any act or omit to take any act, which could create or result in, any mortgage, lien, pledge, charge, security interest or other encumbrance on, against or with respect to, any part of the Banks Pledged Shares, except the Security.

         5. Subsequent Changes Affecting Collateral. Pledgor represents to Pledgee that Pledgor has made Pledgor's own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that Pledgee shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. Pledgee may at any time, transfer or register the Collateral or any part of the Collateral into Pledgee's or Pledgee's nominee's name with or without any indication that such Collateral is subject to the security interest under this Agreement and without notice to the Pledgor, which notice is hereby expressly waived to the fullest extent permitted by applicable law.

         6. Stock Adjustments. In the event that during the term of this Agreement any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of any Company (including, without limitation, the issuance of additional shares of preferred or common stock of any such Company of whatever class to the Pledgor in respect of the Collateral for no further consideration), or any option included within the Stock is exercised, or both, then all new, substituted and additional shares, or other securities, issued to the Pledgor by reason of any such change or exercise shall be delivered to and held by Pledgee under the terms of this Agreement in the same manner as the Collateral originally pledged under this Agreement.

         7. Warrants, Options and Other Rights. In the event that during the term of this Agreement subscription warrants or any other rights or options shall be issued in connection with any of the Collateral, then such warrants, rights and options shall be immediately assigned to Pledgee and all new stock, bonds or other securities so acquired by Pledgor shall be immediately assigned to Pledgee to be held under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

         8. Registration. If at any time the Pledgee wishes to register under or otherwise comply in any way with the Securities Act of 1933, as amended (the

"Securities Act") or any similar federal or state law, or if such registration or compliance is required with respect to the securities included in any of the Collateral prior to the sale thereof by Pledgee, Pledgor will cooperate with the Pledgee to cause such registration to be effectively made (it being understood and agreed that such cooperation shall not require the Pledgor to execute and/or deliver any registration statement with respect to the Collateral), at no expense to Pledgor, and to continue such registration effective for such time as may be necessary in the opinion of Pledgee. If Pledgee shall at any time determine to transfer or register the Collateral (or any part thereof) in its name in order to facilitate any registration under the Securities Act, Pledgor and Pledgee hereby agree that such action will not require the Pledgee to make any adjustment to Pledgor's account and no such adjustment shall be made unless and until the Collateral (or any part thereof) is sold pursuant to such registration statement or otherwise to any third party. Upon or at any time after the occurrence of an Event of Default, should Pledgee determine that, prior to any public offering of any securities contained in any of the Collateral, such securities should be registered under the Securities Act and/or registered or qualified under any other federal or state law, and that such registration and/or qualification is not practical, then Pledgor agrees that it will be commercially reasonable if a private sale, upon at least 10 days' prior notice to Pledgor, is arranged so as to avoid a public offering even though the sales price established and/or obtained may be substantially less than prices which would be quoted for such security on any market or exchange.

         9.      Waivers; Subrogation.     The Pledgor irrevocably agrees that
it will not bring any claims against the Borrowers to which the Pledgor is or would at any time be otherwise entitled by virtue of its obligations under this Agreement, including, without limitation, any right of subrogation (whether contractual, under Section 509 of the U.S. Bankruptcy Code or otherwise) and all contractual, statutory or common law rights of reimbursement, contribution, or indemnity from the Borrowers which may otherwise have arisen in connection with this Agreement, until such time as all of the Obligations have been satisfied in full and this Agreement shall have terminated in accordance with its terms. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonour or default with respect to any or all of the Obligations, and all other notices to which Pledgor might otherwise be entitled, except as otherwise expressly provided in this Agreement or any of the Loan Agreements.

         10.     Default.         (a)      Upon the occurrence or existence of
an Event of Default, Pledgee shall have, in addition to any other rights given by law or the rights given under this Agreement or the Loan Agreements, all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code.

         (b)     In addition, with respect to the Collateral, or any part of the

Collateral, which shall then be in or shall thereafter come into the possession or custody of Pledgee, Pledgee may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price as Pledgee may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, Pledgee will give Pledgor reasonable notice of the time and place of any public sale of the Collateral, or of the time after which any private sale or other intended disposition is to be made. Any sale of any of the Collateral conducted in conformity with the selling restrictions applicable to the Pledgor pursuant to Article 3 of the Master Agreement or the reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to such Collateral, shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained in this Agreement, any requirements of reasonable notice shall be met if such notice is deposited in the United States mail, addressed to Pledgor as provided in Paragraph 16 hereof, at least 10 days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. Pledgee may, in Pledgee's own name, or in the name of a designee or nominee, buy at any public sale of any of the Collateral and, if permitted by applicable law, buy at any private sale of any of the Collateral. Pledgor will pay to Pledgee all expenses (including court costs and attorney fees and expenses) of, or incident to, the enforcement of any of the provisions of this Agreement. Since federal and state securities laws may impose certain restrictions on the method by which a sale of any or all of the Collateral may be effected after the occurrence of an Event of Default, Pledgor agrees that upon the occurrence or existence of an Event of Default, Pledgee may, from time to time, attempt to sell all or any part of the Collateral by means of a private placement, restricting the bidder and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution, and Pledgor further agrees that such private sales may be at prices and on terms less favourable than those which may be available in a public sale. In so doing, Pledgee may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of investors deemed by Pledgee, in Pledgee's reasonable judgment, to be financially responsible parties who might be interested in purchasing such Collateral, and if Pledgee solicits such offers from not less than four such investors, then the acceptance by Pledgee of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral notwithstanding any other provision of this Subparagraph 10(b).

         (c) The Collateral is subject to release to the Pledgor in accordance with the provisions of Article 3 of the Master Agreement.

         (d) Notwithstanding anything in this Agreement to the contrary, if after the occurrence of an Event of Default, the Pledgee elects to exercise any of its rights or remedies hereunder, the Pledgee agrees that it shall exercise any such right or remedy in the following order (i) first, the Pledgee shall (unless stayed or prevented from doing so by law or court order) sell the securities held under the Banks Purchased Share Pledge (as defined in the Master Agreement); (ii) second, the Pledgee shall (unless stayed or prevented from doing so by law or court order) sell the securities held under this Agreement; (iii) third, the Pledgee shall (unless stayed or prevented from doing so by law or court order) exercise any right of set-off pursuant to
Section 10.4 of the Banks Loan Agreements and (iv) fourth, but only to the extent of any remaining deficiency, the Pledgee shall make a demand for payment pursuant to the Limited Guarantee.

         11. Term. This Agreement shall remain in full force and effect until all of the Obligations have been fully paid and satisfied, and all of the Loan Agreements have been terminated. Upon termination of this Agreement as provided in this Paragraph 11, Pledgee agrees to return any Collateral then in its possession to Pledgor. Notwithstanding anything in this Agreement to the contrary, this Agreement will terminate upon the release of all of the Collateral in accordance with Article 3 of the Master Agreement.

         12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Pledgor, Pledgee and their respective successors, heirs and assigns. Pledgor's successors, heirs and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Pledgor.

         13.     Governing Law and Consent to Jurisdiction; Waiver of Jury
Trial.

         (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (b) SUBJECT ONLY TO THE EXCEPTION SET FORTH IN THE NEXT SENTENCE, EACH OF THE PLEDGOR AND THE PLEDGEE HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK SITTING IN THE CITY AND COUNTY OF NEW YORK AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN THE PLEDGOR AND THE PLEDGEE OR THE CONDUCT OF ANY PARTY HERETO IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING, THE PLEDGEE

SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE PLEDGOR OR HIS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE PLEDGEE DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THIS AGREEMENT.

         (c) THE PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON HIM AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO HIM AT HIS ADDRESS SET FORTH IN SECTION 6.1 OF THE MASTER AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS OR, AT THE PLEDGEE'S OPTION, BY SERVICE UPON THE PLEDGOR'S NEW YORK COUNSEL AT ITS ADDRESS SET FORTH IN SECTION 6.1 OF THE MASTER AGREEMENT, WHICH COUNSEL THE PLEDGOR HEREBY IRREVOCABLY APPOINTS AS HIS AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF NEW YORK. THE PLEDGOR HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID.

         (d) EACH OF THE PLEDGOR AND THE PLEDGEE HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE PLEDGOR AND THE PLEDGEE EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (e) NOTHING IN THIS PARAGRAPH 13 SHALL AFFECT THE RIGHTS OF THE PLEDGEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHTS OF THE PLEDGEE TO BRING ANY ACTION OR PROCEEDING AGAINST THE PLEDGOR OR HIS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         (f) EACH OF THE PLEDGOR AND THE PLEDGEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS PARAGRAPH 13

ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         14. Further Assurances. Pledgor agrees that Pledgor will cooperate with Pledgee and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments, documents and endorsements, and will take all such other action, including, without limitation, the filing of UCC financing statements, as Pledgee may reasonably request from time to time in order to carry out the provisions and purposes of this Agreement. In furtherance, and not in limitation of the foregoing, Pledgor agrees to take all action necessary or that Pledgee may reasonably request to maintain the continued perfection of the security interests granted under this Agreement.

         15. Pledgee's Duty of Care. Pledgee shall have no duty with respect to any Collateral other than as set forth in the Loan Agreements. Without limiting the generality of the foregoing, Pledgee shall be under no obligation to take any steps necessary to preserve rights in any of the Collateral against any other parties but may do so at Pledgee's option, but all expenses incurred in connection therewith shall be for the sole account of Pledgor.

         16. Notices. Any notice, request or other communication required or desired to be served, given or delivered under this Agreement shall be in writing and shall be given in the manner and to the addresses set forth in section 6.1 of the Master Agreement.

         17. Paragraph Headings. The paragraph headings in this Agreement are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions of this Agreement.

         18. Counterparts; Facsimile Signature. This Agreement may be executed by the parties hereto in separate counterparts each of which when so executed and delivered shall be an original, and all such counterparts shall together constitute one and the same instrument. Furthermore, this Agreement may be executed by faxed signature with the same effect as a manually signed original signature.

         19. Confidentiality. This Agreement shall be subject to the provisions of the Master Agreement regarding confidentiality.

         20. Limited Recourse. Notwithstanding anything contained in (i) this Agreement or the Loan Agreements, (ii) any agreement, document, instrument or certificate entered into in connection herewith or therewith, other than the Master Agreement, (collectively, the "Loan Documents") or (iii) otherwise, the Pledgor shall only be personally liable to the extent of the Guarantee Limit (as such term is defined in the Limited Guarantee) for the repayment of any of the principal of, or interest on, the loans under the Loan Agreements, the payment of any fees or expenses of the Pledgee hereunder or under any Loan Documents or the performance of, or failure to perform, any other obligation of the Pledgor under this Agreement or the Borrowers under any other Loan Document, and the sole and exclusive recourse of the Pledgee shall be the Security and the Pledgor shall have no liability, other than under the Limited Guarantee, for any deficiency which may exist after foreclosure on the Security; provided, however, that there shall be no limit to the personal liability of the Pledgor in the case of fraud.

         IN WITNESS WHEREOF, Pledgor and Pledgee have executed this Agreement as of the 20th day of August, 1996.




                                   /s/ Jacques Benquesus
                                  ----------------------------------
                                  JACQUES BENQUESUS



                                  COUTTS & CO AG, NEW YORK
                                  BRANCH


                                  By  /s/ Peter Cawdron
                                    --------------------------------
                                  Name:
                                  Title:

                                   Schedule 1
                                       to
                              AMENDED BANKS PLEDGE




                        Issuer           Shares
                        ------           ------
                        Gaming           4,400,000 common shares

                        TIPI             15,000,000 common shares

                        Warp 10          1,000,000 common shares

                                   Exhibit 1
                                       to
                              AMENDED BANKS PLEDGE


                    FORM OF STOCK TRANSFER POWER OF ATTORNEY


FOR VALUE RECEIVED,_________________________________ hereby sells, assigns and transfers unto________________________________________________________________:

         ______________________________________________________________________

         ______________________________________________________________________

         ______________________________________________________________________

         ______________________________________________________________________

standing in my name on the books of said corporation[s] represented by certificate[s] ________________________________________________________________

_______________________________________________________________________, and do

hereby irrevocably constitute and appoint______________________________________

attorney to transfer the said stock on the books of said corporation[s] with full power of substitution in the premises.


DATED this ______ day of __________________, ______.


In the presence of


- ---------------------------------             --------------------------------
                                              [PLEDGOR]